EXHIBIT 10.2(e)

THIRD AMENDMENT TO THE
EOG RESOURCES, INC. 409A DEFERRED COMPENSATION PLAN

THIS AGREEMENT by EOG Resources, Inc. (the “Sponsor”),

W I T N E S S E T H:

WHEREAS, the Sponsor maintains the EOG Resources, Inc. 409A Deferred Compensation Plan (the “Plan”);

WHEREAS, the Sponsor retained the right in Section 12 of the Plan to amend the Plan at any time; and

WHEREAS, the Sponsor desires to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.    Effective as of the date set forth below, the second sentence of Section 9.7 of the Plan is hereby amended and restated in its entirety to read as follows:

“Notwithstanding the foregoing, in the case of payments: (i) of Grandfathered Amounts (as defined below), the deduction for which would be limited or eliminated by the application of Section 162(m) of the Code; (ii) that would violate securities or other applicable laws; or (iii) that would jeopardize the ability of the Employer to continue as a going concern in accordance with Code Section 409A and the regulations thereunder, deferral of such payments may be made by the Employer at the Employer’s discretion.”

2.    Effective as of the date set forth below, the third sentence of Section 9.7 of the Plan is hereby amended and restated in its entirety to read as follows:

“In the case of a payment described in (i) above, if the Employer, in its sole discretion, elects to defer such payment as provided in the prior sentence, then such payment must be deferred either to a date in the first year in which the Employer or Administrator reasonably anticipates that a payment of such amount would not result in a limitation of a deduction with respect to the payment of such amount under Section 162(m), or the year in which the Participant’s Termination Date occurs.”

3.    Effective as of the date set forth below, a new fourth sentence is hereby added to Section 9.7 of the Plan to read as follows:

“For purposes of this Section 9.7, ‘Grandfathered Amounts’ means amounts that qualify for the transition relief set forth in Section 13601(e)(2) of the Tax Cuts and Jobs Act of 2017.”

IN WITNESS WHEREOF, the Sponsor has executed this Agreement this 17th day of December, 2020.
EOG RESOURCES, INC.

By /s/ Patricia L. Edwards
Patricia L. Edwards, Senior Vice President and
Chief Human Resources Officer
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